As filed with the Securities and Exchange Commission on June 24, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Cardinal Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1600	39-3180206
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 E. Six Forks Road, #300
Raleigh, North Carolina 27609
(919) 324-1964
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Tiffany Gidley
General Counsel
100 E. Six Forks Road, #300
Raleigh, North Carolina 27609
(919) 324-1964
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Edward S. Best Willkie Farr & Gallagher LLP 300 North LaSalle Drive Chicago, IL 60654 (312) 728-9000	Christopher D. Lueking Jonathan E. Sarna Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 (312) 876-7700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-296958

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Cardinal Infrastructure Group Inc. is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (File No. 333-296958) (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on June 24, 2026.

The registrant is filing this registration statement for the sole purpose of registering the sale of an additional 287,500 shares of Class A common stock of the registrant, which includes 37,500 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed in Part II, Item 16 of this registration statement and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in Exhibit 107 the cover page of this Registration Statement by wire transfer of such amount to the Commission’s account at Truist Bank as soon as practicable (but no later than the close of business on June 25, 2026); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 25, 2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this filing.

(a) Exhibits.

Exhibit No.	Description
5.1	Opinion of Willkie Farr & Galagher LLP.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Warren Averett, LLC
23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Powers of Attorney*
107	Filing Fee Table.

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*        Previously included as Exhibit 24.1 to the Prior Registration Statement, originally filed with the Securities and Exchange Commission on June 22, 2026 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, North Carolina, State of North Carolina, on June 24, 2026.

CARDINAL INFRASTRUCTURE GROUP INC.
By:	/s/ Jeremy Spivey
Name:	Jeremy Spivey
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 24, 2026.

/s/ Jeremy Spivey	Chief Executive Officer
Jeremy Spivey	(Principal Executive Officer); Director
/s/ Mike Rowe	Chief Financial Officer
Mike Rowe	(Principal Financial and Accounting Officer)
*	Director
Richard M. Lee
*	Director
Austin J. Shanfelter
*	Director
Richard B. Wimmer
*	Director
Anthony L. Wood
*	Director
Ivy Zelman
By:	/s/ Mike Rowe
Mike Rowe Attorney-in-Fact

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